                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20727) pertaining to the 1995 Stock Option Plan of Kellstrom Industries, Inc. of our report dated March 21, 1996, with respect to the combined financial statements of International Aircraft Support as of December 31, 1995 and for the year then ended included in this Form 10-KSB.

                                          ERNST & YOUNG LLP

San Francisco, California
March 28, 1997

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-75750) of Kellstrom Industries, Inc. and in the related Prospectus of our report dated March 21, 1996, with respect to the combined financial statements of International Aircraft Support as of December 31, 1995 and for the year then ended included in this Form 10-KSB.

                                                              ERNST & YOUNG LLP

San Francisco, California
March 28, 1997


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